Exhibit 99.1

Earthstone Energy, Inc. and Bold Energy III LLC

Announce Strategic Combination

Earthstone Energy, Inc. Establishes Significant Operated Footprint in the Midland Basin

The Woodlands, Texas, and Midland, Texas, November 8, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”) and Bold Energy III LLC (“Bold”), a portfolio company of EnCap Investments L.P. (“EnCap”), today announced that they have entered into a definitive contribution agreement (the “Agreement”) under which Earthstone will acquire all of the outstanding membership interests of Bold, inclusive of producing assets and undeveloped acreage, in an “Up-C” transaction (the “Transaction”).

Upon completion of the Transaction, current Earthstone stockholders will own approximately 39% of the combined company, and Bold members will own the remaining 61% on a fully diluted basis. See “Transaction Details” and “Approvals” below.

The Transaction represents a transformational shift for Earthstone to a high-growth, Midland Basin-focused operating company. The existing Earthstone management team, including President and CEO, Frank A. Lodzinski, will lead the combined company. The combined company will maintain its headquarters in The Woodlands, Texas, and maintain an office in Midland, Texas, to provide for a seamless integration and development of Bold’s considerable, operated Midland Basin acreage position.

Highlights of Bold’s asset base and operations include:

•	Approximately 20,900 net surface acres (62,500 net effective acres) in the core of the Midland Basin

•	Approximately 16,000 net acres in Reagan County; 3,260 net acres in Upton County; 1,310 net acres in Midland County; and the remainder in Glasscock, Howard, and Martin Counties

•	99% operated, 85% average working interest on net operated acreage

•	Approximately 500 gross highly prospective, largely de-risked operated horizontal drilling locations across multiple benches

•	Vast majority in the Wolfcamp formation with remainder in the Lower Spraberry

•	Further upside from future de-risking of additional Wolfcamp and Spraberry benches, increased drilling density, and potential acreage trades to create additional drilling locations

•	EURs, normalized to 7,500 foot laterals, ranging from 700 MBoe to 1,000 MBoe (56% to 71% oil), with further upside from ongoing improvements in completion techniques

•	Current net production of approximately 2,320 Boepd (63% oil) predominantly from 18 gross / 12.6 net horizontal operated Wolfcamp wells

•	Expected 2016 exit rate of 2,640 Boepd (61% oil)

•	Operating a one-rig drilling program, with two wells flowing back, one well being completed and six wells waiting on completion; one-rig program can satisfy all material leasehold obligations

Please see the Transaction presentation on Earthstone’s website, www.earthstoneenergy.com, for more details on Bold’s assets.

Highlights of the combined company include:

•	Strong combined management and technical teams

•	Mr. Lodzinski and his senior management team at Earthstone have a demonstrated track record of creating significant value for stockholders. Earthstone and prior entities have executed growth strategies, inclusive of substantial drilling programs, driven by technical talent and prudent capital structures

•	Bold’s management and technical team have extensive experience in the Permian Basin and built a high-quality asset base through its business development, land, and operational efforts

•	The combined company will have critical mass, compelling wellhead returns, and a seasoned management team that can raise capital to develop existing assets and pursue additional, accretive growth projects

•	Clean balance sheet and significant liquidity position: As of September 30, 2016, the combined company had approximately $24.0 million of cash on-hand and $17.0 million of bank debt drawn against a combined $102.0 million reserve-based loan facility

•	Current production of approximately 7,400 Boepd (63% oil), consisting of 46% from the Midland Basin, 38% from the Eagle Ford, and 16% from the Bakken and other areas

•	Approximately 26,800 net surface acres (80,150 net effective acres) in the Midland Basin and 18,600 net surface acres in the Eagle Ford

•	Includes Earthstone’s strong non-operated position in the core of the Midland Basin (Lynden Acquisition, closed May 2016) with 5,883 net acres (40% average working interest) in Howard, Glasscock, Martin, and Midland Counties with a prominent Permian Basin operator

•	Approximately 715 gross drilling locations in the Midland Basin

•	Operated (Bold Transaction): 500 gross locations (85% average working interest)

•	Non-Operated (primarily Lynden Acquisition): 215 gross (35% average working interest)

•	Additional locations expected from future de-risking of Wolfcamp and Spraberry benches, increased drilling density, and potential acreage trades to create more drilling locations

Frank A. Lodzinski, President and CEO of Earthstone, commented, “The Transaction is truly a transformative business combination that will allow Earthstone’s stockholders to enjoy the benefits of a much larger company that is still driven by a management team that has repeatedly proven itself in the public marketplace. Having successfully executed three meaningful transactions since December 2014, Earthstone continues to rapidly increase its production, reserves, and drilling inventory. The combination currently adds over 500 gross operated high potential proved and probable locations to our drilling inventory. We expect the number of locations to increase with further de-risking of Spraberry and Wolfcamp intervals. Additionally, we are excited about the upside in reserves and returns being realized from on-going improvements in completion techniques. We will immediately begin to integrate the operations and activities of the companies while we continue our pursuit of additional opportunities. We intend to continue our growth in the Permian basin via direct leasing, development, and M&A activities.”

Mr. Lodzinski further stated “We expect to issue 2017 company-wide guidance and a capital expenditure budget in early 2017 that will include significant capital devoted to the Midland Basin. Bold is currently running a one-rig program, and the combined company may add a second rig in the Midland Basin after the closing of this transaction, which is expected in the first quarter of 2017. With this combination, our strategic focus is clearly directed toward further building our operated asset base in the Permian Basin. Our Eagle Ford and Bakken assets provide a strong source of cash flow to support a significant combined borrowing base and to fund our acquisition and development activities. As we proceed to closing, we will further refine our capital allocation initiatives and advise the market appropriately”.

Joseph L. Castillo, President of Bold, commented, “Since April 2013, despite the significant downturn in commodity prices affecting the industry, we have established a production base and a significant acreage position in the core of the Midland Basin. We look forward to combining with Earthstone to continue the development of our acreage in Midland, Upton, and Reagan counties. Reagan County, in particular, has tremendous potential as we continue to drive down well costs and improve upon horizontal completion practices. We look forward to integrating our team into the combined company to advance our collective interests and portfolio of projects. I firmly believe this transaction will provide significant growth potential and is a path towards enhancing shareholder value.”

Transaction Details

The Transaction has been organized in a manner commonly known as an “Up-C” structure. Under this structure and the Agreement, Earthstone will recapitalize its common stock into two classes – Class A and Class B, and all its existing outstanding common stock will be converted into Class A common stock. Bold will purchase approximately 36.1 million shares of Earthstone’s Class B common stock for nominal consideration, with the Class B common stock having no economic rights in Earthstone other than voting rights on a pari passu basis with the Class A common stock. In addition, Earthstone has formed Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”). At closing, EEH will issue approximately 22.3 million of its membership units to Earthstone and one of Earthstone’s wholly-owned subsidiaries, in the aggregate, and 36.1 million membership units to Bold in exchange for each of the parties transferring all their assets to EEH. Each membership unit in EEH held by Bold, together with one share of Bold’s Class B common stock, will be convertible into Class A common stock on a one-for-one basis. Therefore, upon the closing of the transaction, stockholders of Earthstone and unitholders of Bold are expected to own approximately 39% and 61%, respectively, of the combined company’s then outstanding Class A and Class B common stock on a fully diluted basis. After closing, Earthstone will conduct its activities through EEH and be its sole managing member. The transaction is expected to close in the first quarter of 2017.

Approvals

A special committee of the board of directors of Earthstone has independently approved and recommended the Transaction to the full board of directors of Earthstone, which has unanimously approved the Agreement. The Transaction is further subject to the majority approval of Earthstone stockholders, including a majority of disinterested stockholders, as well as other customary approvals.

Complete details of the terms of the Transaction are set out in the Agreement, which will be filed by Earthstone and will be available for viewing under its profile at www.sec.gov.

Conference Call

In connection with Earthstone’s third quarter 2016 conference call scheduled for Wednesday, November 9, 2016 at 10:00 a.m. Eastern (9:00 a.m. Central), members of the Earthstone and Bold management teams will discuss the proposed Transaction. Investors may participate in the conference call via telephone by dialing 877-407-8035 for domestic callers or 201-689-8035 for international callers, and, in both cases, asking for the Earthstone conference. A replay of the call will be available on Earthstone’s website and by telephone until 11:59 p.m. Eastern (10:59 p.m. Central), Wednesday, November 23, 2016. The number for the replay is 877-481-4010 for domestic calls or 919-882-2331 for international calls, using Replay ID: 10135.

A profile of the proposed Transaction has been posted to Earthstone’s website at www.earthstoneenergy.com

Advisors

Stephens Inc. acted as independent financial advisor and provided a fairness opinion to the special committee of the board of directors of Earthstone. Tudor, Pickering, Holt & Co. acted as financial advisor to Bold. Legal advisors included Richards, Layton & Finger for the special committee of the board of directors of Earthstone, Jones & Keller, P.C. for Earthstone, and Latham & Watkins LLP for Bold.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its primary assets located in the Eagle Ford trend of south Texas, the Midland Basin of west Texas, and the Williston Basin of North Dakota. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. Earthstone’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder and regulatory approvals of the proposed Transaction; the ability to complete the proposed Transaction on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Bold; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone and Bold undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.

In connection with the proposed Transaction, Earthstone will file with the SEC and mail to its security holders a proxy statement and other relevant documents. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at 281-298-4246.

Participants in the Solicitation

Earthstone and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Earthstone’s directors and executive officers is available in its proxy statement filed with the SEC by Earthstone on October 4, 2016 in connection with its 2016 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact

Neil K. Cohen

Vice President, Finance and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246